Schwartz Levitsky Feldman LLP
CHARTERED ACCOUNTANTS
MONTRÉAL, TORONTO, OTTAWA

EXHIBIT 16.1

February 22, 2006

US Securities and Exchange Commission
Mail Stop 1103
450 5th Street, NW
Washington, DC 20549
USA

Dear Sirs:

We have read the statements of United American Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated February 6, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

/s/ Schwartz Levitsky Feldman LLP

Montreal, Quebec, Canada
February 22, 2006